UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2013

MOBILE MINI, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

(480) 894-6311

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01 Changes in Registrant’s Certifying Accountant.

(a), (b) The Audit Committee and Board of Directors of Mobile Mini, Inc. (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013. On May 15, 2013 the Audit Committee dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm.

The reports of E&Y on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012 and 2011, and through May 15, 2013, there were no (a) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided E&Y with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from E&Y a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of E&Y’s letter dated May 17, 2013 is attached as Exhibit 16.1.

On May 17, 2013, the Audit Committee and Board of Directors engaged KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

During the years ended December 31, 2012 and 2011 and the subsequent interim period through May 15, 2013, the Company did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

16.1	Letter of Ernst & Young LLP, dated May 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: May 17, 2013	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel